Exhibit 4.24

PROMISSORY NOTE

Borrower:	Ehave, Inc. of 2020 Winston Park Drive, Suite 201, Oakville, ON L6H 6X7 (the “Borrower”)

Lender:	________ of ________________________ (the “Lender”)

Principal Amount: $______ CAD

1.	FOR VALUE RECEIVED, The Borrower promises to pay the Lender at such address as may be provided in writing to the Borrower, the principal sum of $_______ CAD, without interest payable on the unpaid principal on demand.

2.	Any any time while not in default under this Note, the Borrower may repay the outstanding balance then owing under this Note to the Lender without further bonus or penalty.

3.	This Note will be construed in accordance with and governed by the laws of the Province of Ontario.

4.	This Note will enure to the benefit of and be binding upon the representative heirs, executors, administrators, successors and assigns of the Borrower and the Lender.

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal on this 27 day of July, 2017.

SIGNED, SEALED AND DELIVERED	Ehave, Inc.

July 27, 2017
Per ________________________________________

SIGNED, SEALED AND DELIVERED	___________________________________________

July 27, 2017
Per ________________________________________